Exhibit 99.1

Global Cash Access Reports Fourth Quarter and Full Year 2011 Results

Las Vegas, NV — March 6, 2012 — Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) announced today financial results for the fourth quarter and year ended December 31, 2011.

Fourth Quarter 2011 Highlights

•      Operating income increased 40.6% quarter-over-quarter to $14.2 million

•      EBITDA increased 33.3% quarter-over-quarter to $18.4 million

•      Cash EPS increased 88.9% quarter-over-quarter to $0.17

•      Completed acquisition of substantially all of the assets of MCA Processing LLC

“We are very pleased to announce today the strong finish to the year with positive quarter over quarter results in our base business that suggests some true signs of recovery for our industry.  With the stabilization of our base business and the portfolio of contracts we acquired through the MCA acquisition, GCA is well positioned as we head into 2012”, said Scott Betts, President and CEO of Global Cash Access.

Fiscal Fourth Quarter 2011 Results

Revenue was $137.7 million in the fourth quarter 2011 as compared to revenue of $137.8 million for the prior year’s fourth quarter.  Fourth quarter 2011 revenue was impacted by the Company’s purchase of substantially all of the assets of MCA Processing LLC (“MCA”) in November 2011. Operating income was $14.2 million, an increase of 40.6%, as compared to $10.1 million for the prior year’s fourth quarter. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) (see Non-GAAP Financial Information below) were $18.4 million, an increase of 33.3%, as compared to $13.8 million in the prior year’s fourth quarter. The increase in EBITDA was primarily a result of both the October 1, 2011 enactment of the Durbin Amendment and its impact on the interchange rates paid by the Company on its debit transactions, as well as the Company’s acquisition of MCA. Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) (see Non-GAAP Financial Information below) were $20.0 million, an increase of 30.7%, as compared to $15.3 million in the prior year’s fourth quarter.

Income from continuing operations before income tax provision was $9.8 million, an increase of 60.7%, as compared to $6.1 million in the prior year’s fourth quarter. Diluted earnings per share from continuing operations were $0.07 in the fourth quarter of 2011 (on 65.2 million diluted shares) as compared to $0.00 in the fourth quarter of 2010 (on 64.2 million diluted shares). Cash EPS (see Non-GAAP Financial Information below) was $0.17 in the fourth quarter of 2011, an 88.9% increase from the $0.09 reported in the prior year’s fourth quarter.

Income tax expense was $5.2 million, a decrease of 18.8% million for the fourth quarter of 2011, as compared to $6.4 million for the same quarter in 2010. The effective tax rate was 53.5% for the fourth quarter of 2011 as compared to 104.2% for the same quarter in 2010. The higher effective tax rate in 2010 was primarily due to the result of one-time repatriation events, and the determination of the Company’s inability to fully realize its foreign tax credit deferred tax asset.

Fiscal Year 2011 Results

Revenue was $544.1 million for fiscal year 2011, a decrease of 10.2%, from the $605.6 million in revenue recorded for fiscal year 2010. The overall decrease in revenue was primarily as a result of the loss of the Caesars contract which represented over $79.6 million of the Company’s 2010 revenue. The Company re-acquired a portion of the Caesars business in the fourth quarter of 2011 in connection with the acquisition of substantially all of the assets of MCA. Operating income was $38.3 million for fiscal year 2011, a decrease of 27.2%, when compared to the $52.6 million for the fiscal year 2010. EBITDA for fiscal year 2011 was $54.9 million, a decrease of 20.2%, compared to the $68.8 million for fiscal year 2010. Adjusted EBITDA for fiscal year 2011 was $61.7 million, which was within the range of our most recently revised Adjusted EBITDA guidance of $58.0 million to $65.0 million.

Income from continuing operations before income tax provision was $18.7 million, a decrease of 48.5%, compared to the $36.3 million for fiscal year 2010. Diluted earnings per share from continuing operations were $0.14, a decrease of 46.2% from $0.26 for fiscal year 2010. Cash EPS was $0.39 for fiscal year 2011.  Cash EPS, as adjusted for certain non-recurring items (see Non-GAAP Financial Information below), was $0.45 for fiscal year 2011, which was slightly above the high end of the Company’s most recently revised Cash EPS guidance targets of $0.38 to $0.43.

2012 Outlook

The Company estimates that for the fiscal year ending December 31, 2012, Cash EPS will be between approximately $0.76 and $0.82 and Adjusted EBITDA will be between approximately $73.0 million and $77.0 million.

The foregoing estimations reflect the following assumptions:

•                  2012 estimated outlook assumes a modest improvement in the gaming industry in 2012;

•                  Cash outlays for capital expenditures of between approximately $6.0 million and $8.0 million;

•                  Fully diluted shares outstanding for the full year of approximately 66.0 million; and

•                  Interest expense is based upon an increase in the 3-month LIBOR curve from 0.55% in 2011 to 0.70% in 2012.

Investor Conference Call and Webcast

The Company will host an investor conference call to discuss its fourth quarter and fiscal year 2011 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-2068 or for international callers by dialing (480) 629-9712.  A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the PIN is 4520828.  The replay will be available until March 13, 2012.  The call will be webcast live from the Company’s website at www.gcainc.com under the Investor Relations section.

Non-GAAP Financial Information

In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS on a supplemental basis. Reconciliations between GAAP measures and Non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income, basic or diluted earnings per share or cash flow data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation: (a) our belief we are well positioned as we head into 2012; (b) our estimates of 2012 Cash EPS and Adjusted EBITDA and the assumptions upon which they are based; (c) our assumption that there will be a modest improvement in the gaming industry for 2012; (d) our assumption for 2012 that cash outlays for capital expenditures will be between approximately $6.0 million and $8.0 million; (e) our assumption for 2012 that there will be approximately 66.0 million diluted shares outstanding; (f) our assumption that the 3-month LIBOR will be 0.70% in 2012; and (g) our belief that EBITDA, Adjusted EBITDA and Cash EPS are widely-referenced financial measures in the financial markets and our belief that references to the foregoing are helpful to investors.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or assumed, including but not limited to the following: the timing and the extent of a recovery in the gaming industry, if any; gaming establishment and patron preferences; national and international economic conditions; changes in gaming regulatory, card association and statutory requirements; regulatory and licensing difficulties; competitive pressures; operational limitations; gaming market contraction; changes to tax laws; uncertainty of litigation outcomes; interest rate fluctuations; inaccuracies in underlying operating assumptions; unanticipated expenses or capital needs; technological obsolescence; and employee turnover.  In addition, our belief that our projected results of operations for calendar year 2012 will begin to improve are based on many assumptions, including, without limitation, the following: the anticipated positive impact on our results of operations from the recent implementation of the Durbin Amendment in October 2011; the anticipated opening of several new casinos in 2012 in new gaming jurisdictions; and our belief that the overall gaming market in the United States, in general, has stabilized and may improve modestly in 2012.  If any of these assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report filed on Form 10-K on March 14, 2011, our subsequent Quarterly Reports filed on Form 10-Q and our Annual Report for the year ended December 31, 2011 to be filed on Form 10-K are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.

Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to approximately 1,050 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card transactions, check verification and warranty services, and Western Union money transfers. Through Western Money Systems, a wholly owned subsidiary, GCA is a leading manufacturer and distributor of cash handling devices and related software. GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s website at www.gcainc.com.

SOURCE: Global Cash Access Holdings, Inc.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AT DECEMBER 31, 2011 AND 2010

(unaudited)

(amounts in thousands)

	December 31,	December 31,
	2011	2010
ASSETS

Cash and cash equivalents	$55,535	$60,636
Restricted cash and cash equivalents	455	455
Settlement receivables	80,246	10,374
Other receivables, net	16,885	15,211
Inventory	7,087	3,845
Prepaid expenses and other assets	15,406	8,200
Property, equipment and leasehold improvements, net	15,577	16,648
Goodwill, net	180,122	185,110
Other intangible assets, net	38,216	26,368
Deferred income taxes, net	119,538	131,547

Total assets	$529,067	$458,394

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Settlement liabilities	$141,827	$59,741
Accounts payable	32,223	28,562
Accrued expenses	21,159	17,863
Borrowings	174,000	208,750

Total liabilities	369,209	314,916

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.001 par value, 500,000 shares authorized and 85,651 and 85,006 shares issued at December 31, 2011 and December 31, 2010, respectively	86	85
Convertible preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at December 31, 2011 and December 31, 2010, respectively	—	—
Additional paid-in capital	204,735	197,048
Retained earnings	97,925	88,796
Accumulated other comprehensive income	2,340	2,587
Treasury stock, at cost, 20,686 and 20,626 shares at December 31, 2011 and December 31, 2010, respectively	(145,228)	(145,038)

Total stockholders’ equity	159,858	143,478

Total liabilities and stockholders’ equity	$529,067	$458,394

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2011, 2010, AND 2009

(unaudited)

(amounts in thousands, except earnings per share amounts)

	For the Years Ended December 31,
	2011	2010	2009
Revenues

Cash advance	$203,869	$244,139	$289,314
ATM	283,727	314,627	325,953
Check services	26,269	28,357	38,525
Other revenues	30,198	18,467	13,928

Total revenues	544,063	605,590	667,720

Cost of revenues (exclusive of depreciation and amortization)	419,606	463,045	501,810
Operating expenses	69,517	73,720	76,005
Depreciation and amortization	16,644	16,195	17,851

Operating income	38,296	52,630	72,054

Interest expense, net of interest income	18,638	16,329	17,960
Loss on early extinguishment of debt	943	—	—

Interest expense, net	19,581	16,329	17,960

Income from continuing operations before income tax provision	18,715	36,301	54,094

Income tax provision	9,586	18,751	20,556

Income from continuing operations, net of tax	9,129	17,550	33,538
Income from discontinued operations, net of tax	—	—	44

Net income	9,129	17,550	33,582

Plus: net income/(loss) attributable to minority interest	—	(56)	56

Net income attributable to Global Cash Access Holdings, Inc. and Subsidiaries	9,129	17,494	33,638

Foreign currency translation	(247)	397	947

Comprehensive income	$8,882	$17,891	$34,585

Basic earnings per share:
Continuing operations	$0.14	$0.27	$0.45
Discontinued operations	$—	$—	$—
Net income	$0.14	$0.27	$0.45

Diluted earnings per share:
Continuing operations	$0.14	$0.26	$0.45
Discontinued operations	$—	$—	$—
Net income	$0.14	$0.26	$0.45

Weighted average number of common shares outstanding:
Basic	64,673	65,903	74,232
Diluted	64,859	67,272	75,356

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2011, 2010, AND 2009

(unaudited)

(amounts in thousands)

	2011	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,129	$17,550	$33,582
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of financing costs	1,343	973	973
Amortization of intangibles	8,673	6,872	8,196
Depreciation	7,971	9,323	9,740
Loss/(gain) on sale or disposal of assets	991	(366)	139
Provision for bad debts	5,959	5,908	7,955
Loss on early extinguishment of debt	943	—	—
Stock-based compensation	6,809	7,935	8,454
Changes in operating assets and liabilities:
Settlement receivables	(69,881)	1,660	9,220
Other receivables, net	(8,125)	2,757	(11,850)
Inventory	(3,146)	814	—
Prepaid and other assets	(2,323)	1,567	577
Deferred income taxes	9,252	17,505	19,578
Settlement liabilities	82,125	(2,655)	13,505
Accounts payable	3,658	(715)	(7,528)
Accrued expenses	874	(230)	(1,578)

Net cash provided by operating activities	54,252	68,898	90,963

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash	(10,763)	(15,354)	—
Purchase of property, equipment, leasehold improvements and other intangibles	(7,420)	(9,051)	(7,254)
Changes in restricted cash and cash equivalents	—	(87)	19

Net cash used in investing activities	(18,183)	(24,492)	(7,235)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments against old credit facility	(208,750)	(41,000)	(16,000)
Securing of new credit facility	214,000	—	—
Issuance costs of new credit facility	(7,099)	—	—
Repayments against new credit facility	(40,000)	—	—
Proceeds from exercise of stock options	812	5,629	2,913
Purchase of treasury stock	(190)	(33,474)	(61,338)

Net cash used in financing activities	(41,227)	(68,845)	(74,425)

NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	57	307	(1,683)

NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(5,101)	(24,132)	7,620

CASH AND CASH EQUIVALENTS - Beginning of Period	60,636	84,768	77,148

CASH AND CASH EQUIVALENTS - End of Period	$55,535	$60,636	$84,768

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$19,166	$15,922	$17,634
Cash paid for taxes, net of refunds	$366	$689	$3,795

NON-CASH TRANSACTIONS:

Purchase of other intangibles	$—	$1,500	$—

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME/(LOSS) TO CASH EARNINGS

AND OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

FOR THE QUARTERS ENDED AND FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

(unaudited)

	Three months ended December 31,		Fiscal year ended December 31,
	2011	2010	2011	2010
Reconciliation of net income/(loss) to cash earnings (amounts in thousands, except earnings per share amounts)

Net income/(loss)	$4,539	$(259)	$9,129	$17,550
Equity compensation expense	1,572	1,521	6,809	7,935
DTA amortization or income tax provision, whichever is less	4,725	4,757	9,586	18,751

Cash earnings	$10,836	$6,019	$25,524	$44,236

Diluted weighted average number of common shares outstanding	65,227	64,200	64,859	67,272

Diluted cash earnings per share from continuing operations (“Cash EPS”)	$0.17	$0.09	$0.39	$0.66

Reconciliation of operating income to EBITDA and Adjusted EBITDA
Operating income	$14,240	$10,055	$38,296	$52,630
Plus: depreciation and amortization	4,194	3,766	16,644	16,195

EBITDA	$18,434	$13,821	$54,940	$68,825

Equity compensation expense	1,572	1,521	6,809	7,935

Adjusted EBITDA	$20,006	$15,342	$61,749	$76,760

Reconciliation of Cash EPS and Adjusted EBITDA for non-recurring items (amounts in millions, except earnings per share amounts)

Cash EPS stated above	$0.17	$0.09	$0.39	$0.66
Cash EPS adjustments for non-recurring items	—	—	0.06	—

Cash EPS (as adjusted for non-recurring items)	$0.17	$0.09	$0.45	$0.66

Adjusted EBITDA stated above	$20.0	$15.3	$61.7	$76.8
EBITDA adjustments for non-recurring items(1)	—	—	1.2	—

Adjusted EBITDA (as adjusted for non-recurring items)	$20.0	$15.3	$62.9	$76.8

Reconciliation of add back adjustments to Cash EPS & Adjusted EBITDA:
Q1 11 refinancing charges(1)			$1.8
Q2 11 WMS acquisition costs (primarily amortization expense)(1)			1.2
Q2 11 executive severance costs			0.4
Q3 11 loss on sale of obsolete equipment			0.3
Q3 11 fees for non-recurring legal matters			0.5

Total non-recurring adjustments			$4.2

Diluted shares outstanding			64.9

Cash EPS adjustments			$0.06

Notes:

1. Amounts do not impact Adjusted EBITDA.

For 2012, the cash earnings and Cash EPS will be calculated as follows:

Reconciliation of net income/(loss) to cash earning (amounts in thousands)

Net income	$4,539	$(259)	$9,129	$17,550
Equity compensation expense	1,572	1,521	6,809	7,935
Deferred income tax	5,160	5,709	9,252	17,505
Amortization	2,423	1,453	8,673	6,872

Cash earnings	$13,694	$8,424	$33,863	$49,862

Diluted weighted average number of common shares outstanding	65,227	64,200	64,859	67,272

Diluted cash earnings per share from continuing operations (“Cash EPS”)	$0.21	$0.13	$0.52	$0.74

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

OTHER INFORMATION AND DATA

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010, AND 2009

(unaudited)

(amounts in thousands, unless otherwise noted)

	Cash		Check
	Advance	ATM	Services	Other	Corporate	Total

Selected segment information

December 31, 2011:
Revenues	$203,869	$283,727	$26,269	$30,198	$—	$544,063
Operating income	38,468	34,832	14,197	14,808	(64,009)	38,296

December 31, 2010:
Revenues	$244,139	$314,627	$28,357	$18,467	$—	$605,590
Operating income	49,439	41,102	15,798	11,398	(65,107)	52,630

	For the Years Ended December 31,
	2011	2010	2009
Other data (unaudited):

Aggregate dollar amount processed (in billions):
Cash advance	$4.3	$5.0	$5.7
ATM	$12.2	$13.6	$14.5
Check warranty	$1.1	$1.1	$1.5
Number of transactions completed (in millions):
Cash advance	8.4	10.1	11.7
ATM	68.8	78.3	83.4
Check warranty	4.4	4.9	6.3